Exhibit 99.1
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	John Baldissera
Chief Executive Officer	BPC Financial Marketing
(513) 794-7100	(800) 368-1217
STREAMLINE HEALTH® SOLUTIONS REPORTS Q3 RESULTS
Cincinnati, Ohio — December 6, 2011 — Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the third quarter of fiscal year 2011, ended October 31, 2011.
Highlights for the quarter and the nine-month period included:
•	Returned to profitability for the quarter and year-to-date;
•	Recurring maintenance revenues improved by 13% over the prior comparable quarter;
•	Recurring software-as-a-service (SaaS) revenues for the quarter increased 7% over the prior comparable quarter;
•	New bookings and maintenance contract renewals for the quarter exceeded $3.0 million;
•	Backlog at quarter end was $16.8 million;
•	Adjusted EBITDA on a year-to-date basis increased 37% over the prior year period;
•	In Q3 PeaceHealth signed an agreement through a Streamline Health strategic partner to upgrade to AccessAnyWare® v5.1, and Oakwood Healthcare System expanded the use of Streamline Health’s document management solutions through a direct licensing agreement. Revenues from these agreements will be recognized in future periods and are included in “new bookings”.
Revenues for the third quarter totaled $4.3 million, compared to $4.5 million in the prior year third quarter. The prior year included systems sales revenues recognized from the sale of three large proprietary licenses.
Recurring revenues from maintenance contracts improved by 13% or $270,000 over the prior comparable third quarter. The increase is due to the continued revenue recognition from backlog, and the incremental maintenance revenues from systems sold in prior quarters for which maintenance periods commenced subsequent to their respective sales in prior quarters. SaaS revenues increased by $64,000 or 7% over the prior comparable quarter due to two large customer subscriptions which reached go-live status in fiscal 2011, as well as increased revenues due to contractual increases in storage fees as a result of increased customer usage and customer conversions to the SaaS model.

Total operating expenses for the third quarter of fiscal 2011 were $3.9 million compared with $4.3 million in the comparable prior year quarter. This decrease of approximately $400,000 was the result of management’s action to implement more sustainable staffing levels, processes, and costs; these reductions coupled with decreased capitalized software amortization due to older assets becoming fully amortized.
As a result, the Company recorded a net profit for the third quarter ended October 31, 2011 of $296,000, or $0.03 per fully diluted share, compared with a net profit of $95,000, or $0.01 per fully diluted share, for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended October 31, 2011 was $1,077,000, or $0.11 per fully diluted common share (adjusted), compared to $1,145,000, or $0.12 per fully diluted common share (adjusted) in the comparable prior quarter. A reconciliation table is provided below.
New bookings, primarily consisting of professional services, hardware and third party software, and maintenance contract renewals for the third quarter were approximately $3.0 million.
Backlog at October 31, 2011 was $16.8 million, compared with $19.5 million at October 31, 2010 and $17.6 million at January 31, 2011. The decrease in the current backlog reflects recognition of revenue from SaaS and maintenance contracts in the prior backlog offset by the addition to the backlog of new maintenance, software and professional services contracts sold in the quarters subsequent to October 31, 2010. The decrease in recurring maintenance backlog is primarily the result of the timing of the receipt of signed annual maintenance contracts or payment of the renewal invoice from some large customers as compared to the prior comparable period.
Robert E. Watson, president and chief executive officer of Streamline Health said, “While revenues are down slightly on a year-to-date basis, adjusted EBITDA for the nine month period is up 37% versus the comparable period last year and we were profitable for the quarter and returned to profitability on a year-to-date basis. This is meaningful progress despite the dual burden of high severance costs and the costs to bring on-board the appropriate executives and associates as we continue to reposition this company to achieve material annual growth rates consistent with other high growth healthcare information technology companies. As I’ve indicated previously, this is a process and we are moving along that continuum at a consistent rate. I am pleased with the progress this new management team has made in the three quarters of its tenure.”
Mr. Watson continued, “Continuing the trend noted in previous quarters, we are also pleased with the transition of Oakwood Healthcare System to a “direct client” and their additional purchase of our Epic© Integration Suite and FolderAnyWare solution, as well as the PeaceHealth agreement to upgrade to AccessAnyWare v5.1. We are confident that our solutions will help these clients improve patient care, save physician and staff time, and improve operating efficiencies. These are more examples of the new commitment of our sales force to gain a deeper understanding of our clients and to present solutions on how we might better meet their needs. In conjunction with a strong focus on managing operating expenses, we continue to make meaningful progress in our goal for Streamline Health to become a leading healthcare information technology company.”

* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.
Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.
Conference Call Information
The Company will conduct a conference call and webcast to review the results of the third quarter of fiscal 2011 tomorrow, December 7, 2011, at 11:00 a.m. ET.
Interested parties can access the call by dialing 877-269-7756, or listen via a live Internet webcast, which can be found at www.streamlinehealth.net or http://www.investorcalendar.com/IC/CEPage.asp?ID=166678.
In addition, a replay of the conference call will be archived and available until January 7, 2012 at the following number: 877-660-6853, account number: 396 and then conference ID: 383917.
About Streamline Health
Streamline Health is a leading provider of document workflow and document management solutions, applications and services that help strategic business partners and healthcare organizations improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR), and business process integration.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, mitigation processing, secondary billing services, explanation of benefits processing, and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resources and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a software as a service (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.

Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to multiple forms of patient information from any location through secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.
For additional information please visit our website at www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management‘s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended October 31,
(Unaudited)

	Three Months		Nine Months
	2011	2010	2011	2010
Revenues:
Systems sales	$232,395	$579,332	$526,597	$1,690,650
Services, maintenance and support	3,113,478	2,989,610	9,267,308	8,364,120
Software as a service	966,218	901,934	2,804,141	2,636,599

Total revenues	4,312,091	4,470,876	12,598,046	12,691,369

Operating expenses:
Cost of systems sales	583,388	737,385	1,751,890	2,255,780
Cost of services, maintenance and support	1,085,924	1,347,055	3,575,460	4,108,043
Cost of software as a service	480,368	480,327	1,334,659	1,409,453
Selling, general and administrative	1,494,891	1,361,657	4,742,084	4,565,097
Product research and development	303,973	400,133	1,063,903	1,437,451

Total operating expenses	3,948,544	4,326,557	12,467,996	13,775,824

Operating income (loss)	363,547	144,319	130,050	(1,084,455)
Other income (expense):
Interest expense	(25,896)	(31,585)	(67,529)	(87,921)
Miscellaneous income (expenses)	(36,885)	(13,158)	(42,155)	29,628

Earnings (loss) before income taxes	300,766	99,576	20,366	(1,142,748)
Income tax expense	(5,000)	(5,000)	(12,315)	(15,000)

Net earnings (loss)	$295,766	$94,576	$8,051	$(1,157,748)

Basic net earnings (loss) per common share	$0.03	$0.01	$0.00	$(0.12)

Number of shares used in basic per common share computation	9,943,567	9,536,051	9,823,937	9,486,233

Diluted net earnings (loss) per common share	$0.03	0.01	0.00	(0.12)

Number of shares used in diluted per common share computation	9,958,947	9,544,183	9,837,750	9,486,233

(1)	Software as a service was previously labeled “Application hosting services”; management determined that “Software as a service” more closely defines the Company’s service offering.

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Assets

	(Unaudited)	(Audited)
	October 31, 2011	January 31, 2011

Current assets:
Cash and cash equivalents	$300,438	$1,403,949
Accounts receivable, net of allowance for doubtful accounts of $140,000 and $100,000, respectively	2,423,203	2,620,756
Contract receivables	411,753	680,096
Prepaid hardware and third party software for future delivery	34,365	72,259
Prepaid customer maintenance contracts	776,253	794,299
Other prepaid assets	205,269	200,056
Deferred income taxes	167,000	167,000

Total current assets	4,318,281	5,938,415

Property and equipment:
Computer equipment	2,824,153	2,708,819
Computer software	2,037,063	1,947,135
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	639,864	639,864

	6,248,947	6,043,685
Accumulated depreciation and amortization	(5,057,977)	(4,517,860)

	1,190,970	1,525,825

Other assets:
Contract receivables, less current portion	248,121	241,742
Capitalized software development costs, net of accumulated amortization of $14,287,329 and $12,832,347, respectively	8,090,082	7,575,064
Other, including deferred income taxes of $711,000, respectively	874,169	734,376

Total other assets	9,212,372	8,551,182

	$14,721,623	$16,015,422

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Liabilities and Stockholders’ Equity

	(Unaudited)	(Audited)
	October 31, 2011	January 31, 2011

Current liabilities:
Accounts payable	$726,861	$565,252
Accrued compensation	800,544	1,163,843
Accrued other expenses	279,563	480,422
Capital lease obligation	27,017	183,637
Deferred revenues	3,862,154	5,766,795

Total current liabilities	5,696,139	8,159,949

Long-term liabilities:
Line of credit	1,750,000	1,200,000
Lease incentive liability, less current portion	51,179	61,034

Total liabilities	7,497,318	9,420,983

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 10,053,980 and 9,856,517 shares issued and outstanding, respectively	100,540	98,565
Additional paid in capital	37,595,082	36,975,242
Accumulated deficit	(30,471,317)	(30,479,368)

Total stockholders’ equity	7,224,305	6,594,439

	$14,721,623	$16,015,422

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended October 31,
(Unaudited)

	2011	2010
Operating activities:
Net earnings (loss)	$8,051	$(1,157,748)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	2,008,432	2,550,778
Loss on disposal of fixed asset	26,667	—
Stock-based compensation expense	529,104	414,486
Provision for accounts receivable	40,000	—
Change in assets and liabilities:
Accounts, contract and installment receivables	419,517	(107,249)
Other assets	(89,066)	180,874
Accounts payable	161,609	427,996
Accrued expenses	(574,012)	(833,360)
Deferred revenues	(1,904,641)	(918,608)

Net cash provided by operating activities	625,661	557,169

Investing activities:
Purchases of property and equipment	(245,262)	(447,470)
Capitalization of software development costs	(1,970,000)	(1,942,000)
Other	—	6,785

Net cash used in investing activities	(2,215,262)	(2,382,685)

Financing activities:
Net change under revolving credit facility	550,000	1,500,000
Proceeds from municipal incentive agreement	—	8,172
Proceeds from exercise of stock options and stock purchase plan	92,711	135,341
Payments on capital lease obligation	(156,621)	(177,698)

Net cash provided by financing activities	486,090	1,465,815

Decrease in cash and cash equivalents	(1,103,511)	(359,701)
Cash and cash equivalents at beginning of period	1,403,949	1,025,173

Cash and cash equivalents at end of period	$300,438	$665,472

Supplemental cash flow disclosures:
Interest paid	$61,532	$87,639

Income taxes paid	$19,136	$54,741

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog

	October 31, 2011	January 31, 2011	October 31, 2010
Streamline Health Software Licenses	$38,000	$121,000	$298,000
Custom Software	29,000	42,000	42,000
Hardware and Third Party Software	190,000	66,000	176,000
Professional Services	4,946,000	4,629,000	3,293,000
Software as a service	6,237,000	7,362,000	8,068,000
Recurring Maintenance	5,374,000	5,384,000	7,641,000

Total	$16,814,000	$17,604,000	$19,518,000

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	October 31, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$125,000	9%
Software as a service	43,000	3%
Professional services	1,038,000	72%
Hardware & third party software	231,000	16%

Total bookings	$1,437,000	100%

	Nine Months Ended
	October 31, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$125,000	3%
Software as a service	1,110,000	27%
Professional services	2,396,000	59%
Hardware & third party software	463,000	11%

Total bookings	$4,094,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands)

	Three Months Ended,		Nine Months Ended,
	October 31,	October 31,	October	October
	2011	2010	31, 2011	31, 2010
Adjusted EBITDA Reconciliation
Net earnings (loss)	$296	$95	$8	$(1,158)
Interest expense	26	32	68	88
Income tax expense	5	5	12	15
Depreciation and other amortization	163	195	553	650
Amortization of capitalized software development costs	454	647	1,455	1,901

EBITDA	944	974	2,096	1,496

Stock-based compensation expense	133	171	529	414

Adjusted EBITDA	$1,077	$1,145	$2,625	$1,910

Capitalized software development costs	579	668	1,970	1,942
Adjusted EBITDA, less capitalized software development costs	498	477	655	(32)

Adjusted EBITDA Margin (1)	12%	11%	5%	—

Adjusted EBITDA per diluted share
Earnings (loss) per share — diluted	$0.03	$0.01	$0.00	$(0.12)
Interest expense (2)	0.00	0.00	0.01	0.01
Tax expenses (2)	0.00	0.00	0.00	0.00
Depreciation and other amortization (2)	0.02	0.02	0.06	0.07
Amortization of capitalized software development costs (2)	0.05	0.07	0.15	0.20
Stock-based compensation expense (2)	0.01	0.02	0.05	0.04

Adjusted EBITDA per adjusted diluted share	$0.11	$0.12	$0.27	$0.20

Diluted weighted average shares	9,958,947	9,544,183	9,837,750	9,486,233
Includable incremental shares — adjusted EBITDA (3)	—	—	—	8,132

Adjusted diluted shares	9,958,947	9,544,183	9,837,750	9,494,365

(1)	Adjusted EBITDA as a percentage of GAAP revenues

(2)	Per adjusted diluted shares

(3)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed. If negative adjusted EBITDA is incurred, no additional incremental shares are assumed for adjusted diluted shares.